Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622
BIG LOTS REPORTS SECOND QUARTER RESULTS
COMPANY RAISES ANNUAL EARNINGS AND CASH FLOW GUIDANCE
Columbus, Ohio — August 16, 2006 — Big Lots, Inc. (NYSE: BLI) today reported second quarter fiscal 2006 income from continuing operations of $4.7 million, or $0.04 per diluted share, compared to a loss from continuing operations of $12.9 million, or $0.11 per diluted share, in the second quarter of fiscal 2005, exceeding Thomson Financial/First Call’s consensus second quarter estimate of a loss per share of $0.06. Including the impact of discontinued operations, second quarter fiscal 2006 net income totaled $4.3 million, or $0.04 per diluted share, compared to a loss of $13.8 million, or $0.12 per diluted share, in the prior year. As discussed in the Company’s Form 10-K filed with the SEC on April 13, 2006, the Company’s fiscal 2005 results from continuing operations do not include the 130 stores closed in January 2006 that are classified as discontinued operations.
SECOND QUARTER HIGHLIGHTS
•	Earnings per share from continuing operations of $0.04 versus a loss from continuing operations of $0.11 per share last year

•	Comparable store sales increase 5.2%

•	Expenses as percent of sales improved 360 basis points to 38.3% versus 41.9% last year

•	Record inventory turnover performance
Second Quarter Results
Net sales for the second fiscal quarter ended July 29, 2006, increased 5.6% to $1,056.5 million, compared to $1,000.5 million for the same period in fiscal 2005. Comparable store sales for stores open at least two years at the beginning of the fiscal year increased 5.2% for the quarter.
Operating profit from continuing operations for the second quarter of fiscal 2006 was $7.3 million, compared to an operating loss from continuing operations of $17.9 million for the same period last year. The improvement to last year was the result of significant expense leverage along with the incremental gross margin dollars driven by the Company’s 5.2% comparable store sales increase. Expenses as a percent of sales improved by 360 basis points for the quarter due to efficiencies in stores and distribution centers that are attributable to the Company’s “raise the ring” strategy and lower inventory levels, benefits from cost savings initiatives resulting from the Company’s previously discussed WIN strategy, and record productivity levels in the Company’s distribution centers. Expense leverage for the quarter was partially offset by a decline in the gross margin rate compared to last year. As anticipated, the majority of the gross margin rate decline of 110 basis points was markdown related as the Company continues to focus on increasing inventory turnover and creating more of a treasure hunt atmosphere for its

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

customers. Also impacting the gross margin rate comparisons year over year was the continued impact of rising fuel prices on the cost of domestic freight, and cost pressures in certain merchandise categories.
For the second fiscal quarter, the Company recorded net interest income of $0.6 million, a $1.9 million improvement compared to last year’s net interest expense of $1.3 million. The improvement in interest for the second quarter was directly attributed to the improved cash generation of the business over the last 12 months.
Inventory and Cash Management
Inventory ended the quarter at $819 million, down 10% or $94 million compared to last year. Lower inventory value was due to a 9% decline in store count coupled with a 2% decline in average inventory carried per store. For the second consecutive quarter, the Company achieved record inventory turnover results driven by improving inventory management and timely flow of merchandise along with strength in comparable store sales. Inventory turnover performance combined with improving operating results and lower levels of capital spending resulted in significant cash flow improvement for the second quarter compared to last year. Cash outflow (defined as cash provided by operating activities less cash used in investing activities) for the second quarter of fiscal 2006 was $5 million compared to approximately $70 million of cash outflow during the same period last year.
Share Repurchase Update
As announced in February of 2006, the Company’s Board of Directors authorized the repurchase of up to $150 million of the Company’s common shares. During the second fiscal quarter of 2006, the Company purchased 6,386,721 million shares at a total cost of $102.9 million. To date during fiscal 2006, the Company has purchased 8,732,121 shares at a total cost of $134.0 million under the repurchase program for an average price of $15.35.
FINANCIAL OUTLOOK
•	Provides initial guidance for Q3 and Q4 Sales and EPS from continuing operations

•	Increases guidance for annual EPS from continuing operations to a range of $0.62 to $0.67 per diluted share

•	Increases annual inventory turnover guidance

•	Increases annual cash flow guidance to $175 million
For the third quarter of fiscal 2006, the Company’s guidance calls for a 3% to 5% comparable store sales increase with total net sales estimated to be in the range of $1,015 million to $1,035 million. The Company expects that the operating income rate as a percent of sales will improve compared to third quarter of fiscal 2005 assuming expense leverage of approximately 200 to 250 basis points and a gross margin rate that is essentially flat to last year. Based on these assumptions, the Company estimates a loss from continuing operations of $0.06 to $0.10 per share for the third quarter of fiscal 2006, compared to a loss from continuing operations of $0.14 per share for the third quarter of fiscal 2005. As a reminder, certain tax events positively impacted the third quarter of fiscal 2005 results by approximately $0.03 to $0.04 per share.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

For the fourth quarter of fiscal 2006, the Company’s guidance calls for a 2% to 4% comparable store sales increase with total net sales estimated to be in the range of $1,455 million to $1,480 million. The Company expects that the operating income rate as a percent of sales will improve compared to last year based on gross margin rate expansion partially offset by slight expense de-leverage due to higher bonus expense compared to the prior year. Based on these assumptions, the Company estimates income from continuing operations of $0.55 to $0.60 per diluted share for the fourth quarter of fiscal 2006, compared to income from continuing operations of $0.33 per diluted share for the fourth quarter of fiscal 2005. As a reminder, this guidance includes the positive impact of approximately $0.05 per diluted share for the 53 week retail calendar in fiscal 2006.
Based on the strength of the second quarter operating results and today’s guidance issued for third and fourth quarters, the Company revised its fiscal 2006 guidance. Earnings from continuing operations are now expected to be in the range of $0.62 to $0.67 per diluted share, an increase from prior guidance which called for earnings from continuing operations of $0.44 to $0.49 per diluted share. The Company’s annual earnings expectations for fiscal 2006 compare favorably to earnings from continuing operations of $0.14 per diluted share for fiscal 2005. For fiscal 2006, inventory turnover is now anticipated to be 3.2, up from prior guidance of 3.1 to 3.2. The Company expects interest expense for fiscal 2006 to be approximately $1 to $2 million and the income tax rate is estimated to be in the range of 36.0% to 39.0%. Capital expenditures are expected to be approximately $50 million with depreciation expense now estimated to be approximately $105 million. Given this set of assumptions, the Company increased its fiscal 2006 cash flow guidance to $175 million from its prior guidance of $140 million. All cash flow estimates exclude the impact of the Company’s share repurchase program mentioned earlier in this release.
Board of Directors Update
The Company also announced the appointment of a new independent board member, Jeffrey P. Berger (56). Mr. Berger is the Executive Vice President, Global Food Service and President and CEO, Foodservice North America with the J. H. Heinz Company, one of the world’s leading marketers in branded foods and ketchup and condiments. Mr. Berger replaces Ned Mansour who resigned from the board due to health related issues.
“During his tenure with our board, Ned made many significant contributions and we will miss him a great deal”, commented Steve Fishman, the Company’s Chairman and CEO. “He is a unique individual whose insight and perspective have been invaluable to our board and our executive team.” Mr. Mansour led the search that identified his successor. Mr. Fishman stated, “I think Jeff will be a great addition to our board and look forward to the value he will add with his 34 years experience in the consumer products arena.”
NYSE Ticker Symbol Change
As a reminder, on August 3, 2006, the Company announced its intent to change its NYSE ticker symbol from BLI to BIG to better reflect the Company’s corporate identity. This change will become effective with trading activity on Friday, August 18, 2006.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the second quarter of fiscal 2006 and financial guidance for remainder of fiscal 2006. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at http://www.biglots.com.
If you are unable to join the live webcast, an archive of the call will be available at http://www.biglots.com in the Investor Relations section of our website beginning two hours after the call ends and will remain available through midnight on Wednesday, August 30. A replay of the call will also be available beginning August 16 at 12:00 noon (Eastern Time) through August 30 at midnight by dialing: 1.800.207.7077 (United States and Canada) or 1.913.383.5767 (International or metro-Seattle). The PIN number is 5002.
Big Lots is the nation’s largest broadline closeout retailer. The Company currently operates 1,402 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by that Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.
Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 29	JULY 30
	2006	2005
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$757	$10,173
Inventories	819,021	912,941
Deferred income taxes	74,006	73,078
Other current assets	81,381	86,731

Total current assets	975,165	1,082,923

Property and equipment — net	549,701	630,523

Deferred income taxes	26,012	22,457
Other assets	28,734	30,107

	$1,579,612	$1,766,010

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$208,617	$164,007
Property, payroll and other taxes	106,518	112,373
Accrued operating expenses	49,384	39,297
Insurance reserves	46,029	47,941
KB lease obligation	27,205	32,436
Accrued salaries and wages	27,763	23,520
Other current liabilities	1,554	1,648

Total current liabilities	467,070	421,222

Long-term obligations	31,300	173,600

Deferred rent	39,657	42,751
Insurance reserves	45,118	38,567
Other liabilities	18,342	11,645

Shareholders’ equity	978,125	1,078,225

	$1,579,612	$1,766,010

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 29		JULY 30
	2006	%	2005	%
	(Unaudited)		(Unaudited)

Net sales	$1,056,535	100.0	$1,000,511	100.0

Gross margin	412,293	39.0	401,362	40.1
Selling and administrative expenses	380,116	36.0	391,826	39.2
Depreciation expense	24,927	2.3	27,417	2.7

Operating profit (loss)	7,250	0.7	(17,881)	(1.8)
Interest expense	115	0.0	1,315	0.1
Interest and investment income	(754)	0.0	0	0.0

Income (loss) from continuing operations before income taxes	7,889	0.7	(19,196)	(1.9)
Income tax expense (benefit)	3,185	0.3	(6,251)	(0.6)

Income (loss) from continuing operations	4,704	0.4	(12,945)	(1.3)
Loss from discontinued operations, net of tax benefit of $170 and $500, respectively	(405)	0.0	(807)	(0.1)

Net income (loss)	$4,299	0.4	($13,752)	(1.4)

Income (loss) per common share — basic
Continuing operations	$0.04		($0.11)
Discontinued operations	0.00		(0.01)

Net income (loss)	$0.04		($0.12)

Income (loss) per common share — diluted
Continuing operations	$0.04		($0.11)
Discontinued operations	0.00		(0.01)

Net income (loss)	$0.04		($0.12)

Weighted average common shares outstanding
Basic	111,094		113,244
Dilutive effect of share-based awards	1,139		—

Diluted	112,233		113,244

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 29		JULY 30
	2006	%	2005	%
	(Unaudited)		(Unaudited)

Net sales	$2,148,157	100.0	$2,043,595	100.0

Gross margin	850,615	39.6	827,020	40.4
Selling and administrative expenses	772,505	36.0	779,132	38.1
Depreciation expense	49,580	2.3	53,254	2.6

Operating profit (loss)	28,530	1.3	(5,366)	(0.3)
Interest expense	205	0.0	2,489	0.1
Interest and investment income	(1,148)	(0.1)	(31)	0.0

Income (loss) from continuing operations before income taxes	29,473	1.4	(7,824)	(0.4)
Income tax expense (benefit)	10,265	0.5	(2,145)	(0.1)

Income (loss) from continuing operations	19,208	0.9	(5,679)	(0.3)
Loss from discontinued operations, net of tax benefit of $676 and $169, respectively	(1,196)	(0.1)	(273)	0.0

Net income (loss)	$18,012	0.8	($5,952)	(0.3)

Income (loss) per common share — basic
Continuing operations	$0.17		($0.05)
Discontinued operations	(0.01)		0.00

Net income (loss)	$0.16		($0.05)

Income (loss) per common share — diluted
Continuing operations	$0.17		($0.05)
Discontinued operations	(0.01)		0.00

Net income (loss)	$0.16		($0.05)

Weighted average common shares outstanding
Basic	112,029		113,107
Dilutive effect of share-based awards	1,008		—

Diluted	113,037		113,107

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	July 29, 2006	July 30, 2005
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$3,141	$(41,609)

Net cash used in investing activities	(8,615)	(28,074)

Net cash provided by (used in) financing activities	(68,310)	68,911

(Decrease) increase in cash and cash equivalents	(73,784)	(772)
Cash and cash equivalents:
Beginning of period	74,541	10,945

End of period	$757	$10,173

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	July 29, 2006	July 30, 2005
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$113,075	$33,515

Net cash used in investing activities	(14,531)	(43,348)

Net cash provided by (used in) financing activities	(99,497)	17,485

(Decrease) increase in cash and cash equivalents	(953)	7,652
Cash and cash equivalents:
Beginning of period	1,710	2,521

End of period	$757	$10,173